Exhibit 10.10

Loan No. 18462590S01-C

AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE
THIS AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE (this "Promissory Note") to the Credit Agreement dated December 28, 2016 (such agreement, as may be amended, hereinafter referred to as the "Credit Agreement"), is entered into as of November 23, 2018 between COBANK, ACB, a federally-chartered instrumentality of the United States ("Lender") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota, a limited liability company (together with its permitted successors and assigns, the "Borrower"). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.
RECITALS
(A)This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Monitored Revolving Credit Promissory Note n umbered 18462590S01-B, dated as of February 27, 2018 between Lender and the Borrower.
SECTION 1.    REVOLVING CREDIT COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed $20,000,000.00, at any one time outstanding (the "Commitment"). Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.
SECTION 2.    PURPOSE. The purpose of the Commitment is to finance the operating needs of the borrower.
SECTION 3.    TERM. The term of the Commitment will be from the date hereof, up to and including October 1, 2019, or such later date as Lender may, in its sole discretion, authorize in writing (the "Term Expiration Date"). Notwithstanding the foregoing, the Commitment will be renewed for an additional year only if, on or before the Term Expiration Date, Lender provides to the Borrower a written notice of renewal for an additional year (a "Renewal Notice"). If on or before the Term Expiration Date, Lender grants a short-term extension of the Commitment, the Commitment will be renewed for an additional year only if Lender provides to the Borrower a Renewal Notice on or before such extended expiration date. All annual renewals will be measured from, and effective as of, the same day as the Term Expiration Date in any year.
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.
SECTION 5.    INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):
(A)    One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 2.200% (the "LIBOR Margin") above the higher of: (1) zero percent (0.000%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Lender from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Lender, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option. Information about the then-current rate will be made available upon telephonic request. For purposes hereof: (a) "U.S. Banking Day" means a day on which Lender is open for business and banks are open for business in New York, New York; (b) "Eurocurrency Liabilities" will have the meaning as set forth in "FRB Regulation D"; and (c) "FRB Regulation D" means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Exhibit 10.10

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Lender will require in a written notice to the Borrower ("Interest Payment Date").
SECTION 6.    PROMISSORY NOTE. The Borrower promises to repay the unpaid principal balance of the loans on the Term Expiration Date, as the term may be extended from time to time.
In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.
SECTION 7.    SECURITY. The Borrower's obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.3 of the Credit Agreement.
SECTION 8.    FEES.
(A)Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.200% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.
(B)Letter of Credit Fee(s): The Borrower agrees to pay to Lender any fees, administrative expenses, and other customary charges that Lender may charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of the letter of credit. In addition, the Borrower agrees to pay to Lender:
1.Issuance Fee. Upon the issuance of the letter of credit, an issuance fee equal to $1,000.00.
2.Commission Fee. A commission fee equal to the LIBOR Margin multiplied by the face amount of the letter of credit (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be payable quarterly in arrears on the 20th of each calendar quarter following issuance of the letter of credit, and on the last day of the term of the Commitment.
SECTION 9.    LETTERS OF CREDIT. If agreeable to Lender in its sole discretion in each instance, in addition to loans, the Borrower may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after Lender's receipt of a duly completed and executed copy of Lender's then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn under such letter of credit. Any draw under any letter of credit issued hereunder will be deemed a loan under the Commitment and will be repaid in accordance with this Promissory Note. Each letter of credit must be in form and content acceptable to Lender and must expire no later than the maturity date of the Commitment.

SIGNATURE PAGE FOLLOWS

Exhibit 10.10

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By:	/s/ Mark Hyde

Name:	Mark Hyde

Title:	Chief Financial Officer

Exhibit 10.10

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COBANK, ACB

By:	/s/ Tonya Butler

Name:	Tonya Butler

Title:	Assistant Corporate Secretary